Exhibit 21.1

SUBSIDIARIES OF ALAMO GROUP INC.

Name	Jurisdiction of Incorporation
Alamo Group (USA) Inc. (1)	Delaware
Alamo Group Europe Limited (1)	United Kingdom
Alamo Capital Inc. (1)	Nevada
Herschel-Adams Inc. (1)	Nevada
Alamo Group (Canada) Inc. (1)	New Brunswick
Gradall Industries, Inc. (2)	Delaware
NP Real Estate Inc. (2)	Ohio
Henke Manufacturing (2)	Kansas
Alamo Group (TX) L.P. (5)	Delaware
Alamo Group Holdings, L.L.C. (2)	Delaware
ALG Holdings, L.L.C. (2)	Delaware
Alamo Group Services, Inc.(2)	Delaware
ALG Personnel Management, L.L.C. (2)	Texas
Alamo Group Management, L.P. (6)	Delaware
Alamo Group (WA) Inc. (2)	Delaware
Alamo Sales Corp. (2)	Delaware
Alamo Group (IL) Inc. (2)	Delaware
Tiger Corporation (2)	Nevada
Electronics Parts Counter Inc. (11)	Nevada
Schwarze Industries, Inc. (2)	Alabama
Schwarze Industries Australia PTY, Ltd. (4)	Australia
Schulte (USA) Inc. (2)	Florida
Alamo Group (SMC) Inc. (2)	Nevada
VacAll Industries, Inc. (2)	Delaware
Nite-Hawk Sweepers, LLC (2)	Washington
Adams Hard-Facing Company, Inc. (3)	Oklahoma
Alamo Group (IA) Inc. (3)	Nevada
Alamo Group (FR) SAS (7)	France
Alamo Manufacturing Services (UK) Limited (7)	United Kingdom
McConnel Ltd. (7)	United Kingdom
Twose of Tiverton Ltd. (8)	United Kingdom
Spearhead Machinery Ltd. (8)	United Kingdom
Bomford & Evershed Ltd. (8)	United Kingdom
Bomford Turner Ltd. (8)	United Kingdom
Turner International (ENG) Ltd. (8)	United Kingdom
SMA SAS (9)	France
SCI La Saussaie (9)	France
Forges Gorce SAS(12)	France
Faucheux SAS (9)	France
Rousseau Holdings, SAS (9)	France
Schulte Industries Ltd. (10)	New Brunswick

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(1) 100% owned by Alamo Group Inc.

(2) 100% owned by Alamo Group (USA) Inc.

(3) 100% owned by Herschel-Adams Inc.

(4) 100% owned by Schwarze Industries, Inc.

(5) 1% General Partner – Alamo Group Holdings, L.L.C.& 99% Limited Partner – ALG Holdings, L.L.C.

(6) 1% General Partner – Alamo Group Holdings, L.L.C.& 99% Limited Partner – ALG Personnel Management, L.L.C.

(7) 100% owned by Alamo Group Europe Limited

(8) 100% owned by Alamo Manufacturing Services (UK) Limited

(9) 100% owned by Alamo Group (FR) SAS

(10)100% owned by Alamo Group (Canada) Inc.

(11) 100 % owned by Alamo Sales Corp.

(12) 100% owned by SMA SAS